UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/22/2008

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

650 Gateway Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On December 22, 2008, Anesiva, Inc. ("Anesiva") and PowderMed, Ltd ("PowderMed") terminated the Supply Agreement (originally the Supply Agreement between AlgoRx Pharmaceuticals, Inc., a wholly-owned subsidiary of Anesiva and PowderJect Technologies Ltd, now PowderMed), dated March 22, 2002 (as amended).

Under the termination agreement ("Agreement"), PowderMed will forgo certain royalty payments under the License Agreement dated March 22, 2002 (as amended) between the parties, and approximately $1.3 million in financial commitments from Anesiva.

The foregoing is a summary of the Agreement. It is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to Anesiva's annual report on Form 10-K for the year ended December 31, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: December 30, 2008	By:	/s/ Jean-Frederic Viret
Jean-Frederic Viret
Vice President and Chief Financial Officer